Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record First Quarter Results

Net Earnings Increase 49% to $89 Million; Orders Increase 24% to $702 Million; Sales Increase 21%; Guidance Raised

Sarasota, Florida, April 26, 2011 ... Roper Industries, Inc.  (NYSE: ROP) reported financial results for the first quarter ended March 31, 2011.

Diluted earnings per share were $0.91, as net earnings for the first quarter reached $89 million, a 49% increase over the first quarter of 2010.  Sales increased 21% to $645 million and orders increased 24% to an all-time record of $702 million.

Operating income was $142 million, representing 22% of sales, an increase of 320 basis points over the prior year.  EBITDA reached $177 million and EBITDA margin expanded 310 basis points to a record 27.4% of sales.

“Roper is off to a great start in 2011 with organic sales growth of 16% and orders that exceeded our expectations,” said Brian Jellison, Roper’s Chairman, President and CEO.  “We are encouraged by broad-based strength across all four of our segments, as each posted double-digit sales and orders growth.  As a result of strong operating leverage and exceptional execution by our businesses, we were able to expand both gross margin by 200 basis points and operating margin by 320 basis points in the quarter.”

“With another solid quarter of cash generation, we reduced our outstanding debt by nearly $100 million, bringing net-debt-to-net capitalization to 25% and providing the Company with over $800 million in available liquidity.  Our acquisition pipeline is full and we see interesting opportunities for the remainder of the year,” Mr. Jellison continued.

2011 Outlook and Guidance

“We are well positioned for the balance of 2011 with a record backlog of $851 million and a first quarter book-to-bill ratio of 1.09,” said Mr. Jellison.

Roper is increasing its full year DEPS guidance to $3.97 - $4.12 from $3.82 - $4.02, and establishing second quarter DEPS guidance of $0.95 - $1.00.  The Company’s guidance excludes future acquisitions.

Table 1:  Sales Growth
Q1 2011
Total Sales Growth	21%
Acquisitions / Divestitures	4%
Foreign Currency	1%
Organic	16%

Table 2:  EBITDA and EBITDA Margin
	Q1 2011	Q1 2010
Net Earnings	$89.0	$59.7
Add: Interest Expense	16.7	16.2
Add: Income Taxes	37.0	25.3
Add: Depreciation & Amortization	34.3	28.5
EBITDA (A)	$177.0	$129.7

Revenue (B)	$645.3	$534.4

EBITDA Margin (A)/(B)	27.4%	24.3%

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Tuesday, April 26, 2011.  The call can be accessed via webcast or by dialing +1 800-967-7134 (US/Canada) or +1 719-457-2639, using confirmation code 5338709.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 5338709.

About Roper Industries

Roper Industries is a market-driven, diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications.  Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	March 31,	December 31,
ASSETS	2011	2010

CURRENT ASSETS:
Cash and cash equivalents	$ 261,447	$ 270,394
Accounts receivable	413,371	403,337
Inventories	198,788	178,559
Unbilled receivable	79,072	75,620
Deferred taxes	33,834	32,894
Other current assets	43,128	37,287
Total current assets	1,029,640	998,091

PROPERTY, PLANT AND EQUIPMENT, NET	103,639	103,487

OTHER ASSETS:
Goodwill	2,748,510	2,727,780
Other intangible assets, net	1,083,482	1,104,513
Deferred taxes	55,629	57,850
Other assets	75,994	77,803
Total other assets	3,963,615	3,967,946

TOTAL ASSETS	$ 5,096,894	$ 5,069,524

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 147,015	$ 137,778
Accrued liabilities	268,036	298,080
Income taxes payable	-	-
Deferred taxes	10,664	10,445
Current portion of long-term debt	81,826	93,342
Total current liabilities	507,541	539,645

NONCURRENT LIABILITIES:
Long-term debt	1,159,961	1,247,703
Deferred taxes	474,185	465,001
Other liabilities	73,078	66,268
Total liabilities	2,214,765	2,318,617

STOCKHOLDERS' EQUITY:
Common stock	977	971
Additional paid-in capital	1,060,785	1,045,286
Retained earnings	1,759,282	1,680,849
Accumulated other comprehensive earnings	81,188	43,978
Treasury stock	(20,103)	(20,177)
Total stockholders' equity	2,882,129	2,750,907

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,096,894	$ 5,069,524

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2011	2010

Net sales	$ 645,309	$ 534,441
Cost of sales	295,213	254,876

Gross profit	350,096	279,565

Selling, general and administrative expenses	208,096	178,849

Income from operations	142,000	100,716

Interest expense	16,696	16,181
Other income	711	447

Earnings from continuing operations before
income taxes	126,015	84,982

Income taxes	37,036	25,257

Net Earnings	$ 88,979	$ 59,725

Earnings per share:
Basic	$ 0.93	$ 0.64
Diluted	$ 0.91	$ 0.62

Weighted average common and common
equivalent shares outstanding:
Basic	95,374	93,810
Diluted	98,153	96,036

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended March 31,
	2011		2010
	Amount	%	Amount	%
Net sales:
Industrial Technology	$ 169,982		$ 135,312
Energy Systems & Controls	129,633		105,678
Medical & Scientific Imaging	145,287		130,244
RF Technology	200,407		163,207
Total	$ 645,309		$ 534,441

Gross profit:
Industrial Technology	$ 85,714	50.4%	$ 67,512	49.9%
Energy Systems & Controls	70,146	54.1%	53,491	50.6%
Medical & Scientific Imaging	91,254	62.8%	77,510	59.5%
RF Technology	102,982	51.4%	81,052	49.7%
Total	$ 350,096	54.3%	$ 279,565	52.3%

Operating profit*:
Industrial Technology	$ 46,189	27.2%	$ 31,766	23.5%
Energy Systems & Controls	29,044	22.4%	18,923	17.9%
Medical & Scientific Imaging	35,037	24.1%	29,334	22.5%
RF Technology	44,950	22.4%	32,201	19.7%
Total	$ 155,220	24.1%	$ 112,224	21.0%

Net Orders:
Industrial Technology	$ 200,742		$ 154,093
Energy Systems & Controls	134,205		115,300
Medical & Scientific Imaging	150,265		131,110
RF Technology	217,087		166,743
Total	$ 702,299		$ 567,246

  *  Operating profit is before unallocated corporate general and administrative expenses.  These expenses were $13,220 and $11,508 for the three months ended March 31, 2011 and 2010, respectively.

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Three months ended
	March 31,
	2011	2010

Net earnings	$ 88,979	$ 59,725
Non-cash items:
Depreciation	9,256	9,409
Amortization	25,054	19,095
Stock-based compensation expense	8,112	7,008
Income taxes	3,424	11,353
Changes in assets and liabilities:
Receivables	(18,181)	2,781
Inventory	(16,359)	(2,344)
Accounts payable	6,854	12,901
Accrued liabilities	(23,466)	(24,762)
Other, net	2,911	(80)
Cash provided by operating activities	86,584	95,086

Business acquisitions, net of cash acquired	-	(15,000)
Capital expenditures	(8,813)	(6,485)
Other, net	(198)	2,841
Cash used by investing activities	(9,011)	(18,644)

Principal debt borrowings	-	-
Principal debt payments	(11,968)	(2,999)
Revolver borrowings (payments), net	(85,000)	(40,000)
Debt issuance costs	-	-
Dividends	(10,458)	(8,878)
Excess tax benefit from share-based payment	2,855	1,021
Proceeds from exercise of stock options	8,607	2,443
Other, net	(118)	366
Cash used by financing activities	(96,082)	(48,047)

Effect of exchange rate changes on cash	9,562	(4,818)

Net increase (decrease) in cash and equivalents	(8,947)	23,577
Cash and equivalents, beginning of period	270,394	167,708

Cash and equivalents, end of period	$261,447	$191,285